Exhibit 10.77

ANH

ADDENDUM NO. 1 TO THE CHAZA HYDROCARBONS’ EXPLORATION AND EXPLOITATION AGREEMENT

The undersigned, to wit: on the one hand, the National Hydrocarbons’ Agency, hereinafter ANH, a Special Administrative Unit attached to the Ministry of Mines and Energy, created by Decree – Law 1760 of 26 June 2003, with its main seat of business at Bogotá, D. C., represented herein by JOSE ARMANDO ZAMORA REYES, of legal age, bearer of I. D. Number 19.303.017 of Bogotá, domiciled in Bogotá, D. C., who represents that in his capacity as Director General of the ANH has the power to enter into this Agreement, and on the other GRAN TIERRA ENERGY COLOMBIA LTD, a Branch Office established in Colombia and the main place of business in Bogotá, D. C., according to Public Deed Number 5323 dated on the 25th of October of 1983 of Notary 7 of Bogotá, D. C., registered on the 23rd of November of the same year under Number 2092 of Book VI, with its main place of business at Bogotá, and SOLANA PETROLEUM EXPLORATION (COLOMBIA) LIMITED, a branch office established by public deed No. 3131 of the 29th of September of 1998 of Notary 34 of Bogotá, D. C., registered on the 26th of October of the same year under number 85.070 of Book VI, with its main place of business at Bogotá, both of them represented herein by EDGAR LOUIS DYES, of legal age, identified with Alien citizen’s Card No. 223325, hereinafter the CONTRACTOR, who represents: 1. That according to the certificates of existence and incumbency, it has the power to sign this addendum; 2. under oath, that neither he nor the companies represented by him have fallen in a cause for disqualification or incompatibility or conflict of interests to enter into this document.

The ANH and the CONTRACTOR certify that they enter into this addendum after the following recitals:

1.	Whereas, the ANH and the CONTRACTOR entered into the CHAZA E&E Contract on the 27th of June of 2005, agreeing the following exploration commitments:

“Phase 1 (12 months)

▪	Acquisition, processing, and interpretation of 30 kilometers of 2D seismic.

▪	Reprocessing and interpretation of 2D seismic available (approx 250 km.)

▪	Post – mortem study of wells in the area

Phases 2 and 3 (15 months each)

▪	Drilling of one (1) exploratory well per phase

Phases 4 and 5 (12 months each)

▪	Drilling of one (1) exploratory well per phase

Phase 6 (6 months)

▪	Drilling of one (1) exploratory well”

2.
Whereas, in letter filed under number ANH – 12 – 010368 – 2009 – E of the 26th of August of 2009, the CONTRACTOR requested from the ANH the unification of the fourth and fifth phases of the Exploration Period, stating:

“On the Mocoa River exploratory drilling area we have already applied for an environmental license and, although the issuance thereof is expected for the last quarter of 2009, provided that the Ministry does not request clarifications and does not delay the proceedings fro reason beyond the control of Gran Tierra, we see that the time we have to complete the civil works and ho drill the well is short.

Regarding the Moquetá exploratory drilling area, Gran Tierra has already requested the amendment of the existing environmental license in order to include the place in which Gran Tierra wishes to place the Moquetá – 1 well. Taking into account the sensitive environmental conditions of the zone, the plan is to drill it in a manner that can be transported by helicopter, making that the logistics and the preparation of the equipment takes more time than those of a drilling the equipment of which is transported over land”.

3.
Whereas, having analyzed the admissibility and convenience of the amendment proposed, the Legal Advisory Office in Memorandum No. ANH – 0011 – 001636 – 2009 – I of the 8th of September of 2009 issued a favorable opinion thereof.

4.
That the Director General of the ANH, pursuant to the power delegated by the Board of Directors in Agreement No. 19 of the 15th of November of 2009, issued Resolution No. 358 of the 11th of September of 2009, in which it established the terms in which it approved the amendment of the CHAZA Hydrocarbons’ Exploration and Exploitation Agreement.

5.	Whereas, by virtue of the foregoing, the parties enter into this Addendum:

FIRST CLAUSE: To amend item 4.2 of Clause 4 of the Chaza Exploration and Exploitation Agreement, which shall read as follows:

“Exploration Period: The Exploration Period shall last six (6) years as of the Effective Date and is divided in the phases described below. The first phase of the Exploration Period starts on the Effective Date and the subsequent phases start on the calendar day immediately after the end of the preceding phase.
Phase 1, with a twelve – month (12) term;
Phase 2, with a fifteen – month (15) term;
Phase 3, with a fifteen – month (15) term;
Phases 4 and 5, unified, with a twenty – four – month (24) term;
Phase 6, with a six – month (6) term.

Paragraph: The unification of phases 4 and 5 comprises the performance of the exploratory commitments of each one of them, during the term that has been unified. The foregoing without prejudice to the contractor’s duty to comply in a full, independent and differentiated manner all the obligations inherent to those phases.”

SECOND CLAUSE: To amend EXHIBIT B – MINIMUM EXPLORATORY PROGRAM ATTACHMENT TO THE CONTRACT FOR THE EXPLORATION AND EXPLOITATION OF HYDROCARBONS OF THE “CHAZA” SECTOR, which shall read as follows:

“The CONTRACTOR undertakes to carry out, as a minimum, the following Exploratory Program:

Phase 1 (12 months)

▪	Acquisition, processing, and interpretation of 30 kilometers of 2D seismic.

▪	Reprocessing and interpretation of 2D seismic available (approx 250 km.)

▪	Post – mortem study of wells in the area

Phases 2 and 3 (15 months each)

▪	Drilling of one (1) exploratory well per phase
Unified Phases 4 and 5 (24 months)

▪	Drilling of two (2) exploratory wells
Phase 6 (6 months)

▪	Drilling of one (1) exploratory well”

THIRD CLAUSE – All other provisions of the contract shall remain in full force and effect.

FOURTH CLAUSE – This addendum will be legalized with the signature of the Parties.

In witness hereof, it is signed at Bogotá, in two counterparts of the same text, on the
16 OCT. 2009

THE NATIONAL HYDROCARBONS AGENCY

{Signed, Illegible}
JOSE ARMANDO ZAMORA REYES
General Director

GRAN TIERRA ENERGY COLOMBIA LTD
and
SOLANA PETROLEUM EXPLORATION (COLOMBIA) LIMITED

{Signed, Illegible}
EDGAR LOUIS DYES
Legal Representative